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                                                                    EXHIBIT 23.2


                            HJ & ASSOCIATES, L.L.C.
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS


                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Reliant Interactive Media Corporation
Tampa, FL


We hereby consent to the use in this Registration Statement of Thane International, Inc. on Amendment No. 1 of Form S-4 of our report dated March 19, 2001 of Reliant Interactive Media Corporation for the years ended December 31, 2000 and 1999, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.



/s/ HJ & Associates, LLC
----------------------------
HJ & Associates, LLC
Salt Lake City, Utah
February 18, 2002